Limited Power of Attorney - Securities Law Compliance


The undersigned, as a director of Solectron Corporation, (the "Corporation"), hereby constitutes and appoints Michael Grady, Tim Chu, or Victoria Miranda the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4 and 5 and other forms as such attorney-in-fact shall, in his or her discretion, determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney-in-fact shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.


This Limited Power of Attorney is executed at Port Byron, IL, as of the date set forth below.



			Signature:	S/ David M. Purvis

			Type or Print Name:	David M. Purvis

			Dated: 	December 10, 2003






Witness:

Signature:	S/ Laura M. Purvis


Type or Print Name:	Laura M. Purvis


Dated: December 10, 2003